UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 23, 2022

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Sino American Oil Co

(Exact name of registrant as specified in its charter)

Wyoming (State or Other Jurisdiction of Incorporation or Organization)	000-52304 (Commission File Number)	02-3717729 (I.R.S. Employer Identification Number)

2123 Pioneer Avenue, Cheyenne, WY, 82001

(Address of principal executive offices)

360-361-8066

(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Emerging growth company ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 23, 2022, Sino American Oil Co. (the “Company”) appointed Olga Palumbo as a director of the Company to fill the vacancy of former director Queenie Wong, who resigned as a director of the Company on April 29, 2022. Olga Palumbo will serve as director for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal.

Dr. Olga Palumbo earned her pediatrics degree in 1989. In 2006, she was the founder and is the Medical Director at Decus Clinic Swiss SAGL based in Switzerland. She is also the Medical Director of Swiss Health Care International which commenced in 2016. Her decades of business knowledge and financial acumen provide expertise as an Independent Director for Sino American Oil Corp.

There is no arrangement or understanding between Olga Palumbo and any other persons, pursuant to which she was selected as a director of the Company. Olga Palumbo has not engaged in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. There are no family relationships between Olga Palumbo and any director or executive officer of the Company.

On August 23, 2022, the Company appointed Sascha Zilger as a director of the Company to fill the vacancy of former director Kim Halvorson, who resigned as a director of the Company on April 29, 2022. Sascha Zilger will serve as director for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal.

Sascha Zilger was the founder of TwentyFourSeven Cosmetics in 2013. He has decades of brand building and global business development. Mr. Zilger brings an independent view and approach to the Company relating to the Company’s present and future growth and marketing plans including all aspects of budgetary and fiscal allocations. He has been part of teams that developed businesses and concepts from the startup phase to globally recognized brands. His expertise is welcomed by the Company.

There is no arrangement or understanding between Sascha Zilger and any other persons, pursuant to which he was selected as a director of the Company. Sascha Zilger has not engaged in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. There are no family relationships between Sascha Zilger and any director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sino American Oil Company

Date: August 29, 2022	By:	/s/ Boriss Aleksandrov
Boriss Aleksandrov
President